CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading “Legal Counsel” in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 30, 2012.

/s/ PAUL HASTINGS LLP

New York, New York
April 30, 2012